UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 22, 2021

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-55018 (Commission File Number)	46-2111820 (IRS Employer Identification No.)

15800 Dooley Road, Suite 200 Addison, Texas (Address of principal executive offices)	75001 (Zip code)

5580 Peterson Lane, Suite 200, Dallas, Texas 75240

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (800) 497-6059

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Powell Independent Contractor Agreement

On April 22, 2021, Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” and “us”) entered into an Independent Contractor Agreement with We the 23, LLC, a Texas limited liability company, whose managing member is Charles L. Powell, M.D. (“Powell” and the “Powell Agreement”).  Pursuant to the Powell Agreement, we engaged Powell, as an independent contractor, to provide oversight services and interpretation of clinical research for the Company. The Powell Agreement has a term of one year, automatically extendable thereafter on a month-to-month basis, unless terminated by either party with 30 days prior written notice, subject to certain termination rights described in greater detail in the agreement. The agreement contains customary confidentiality, proprietary information, work for hire, indemnification and arbitration provisions, and representations of Powell.

In consideration for Powell agreeing to provide services under the agreement, the Company agreed to pay Powell $10, and to issue Powell up to 8,000,000 shares of newly designated Series C Convertible Preferred Stock (“Series C Preferred Stock”), which have the terms described below under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.” Specifically, the Company agreed to issue (a) 1,000,000 shares of Series C Preferred Stock to Powell upon the completion of a study, showing favorable therapeutic benefits accompanied with underlying supporting medical or pharmaceutical data which is of value to the Company, as determined in the reasonable determination of the Company, relating to each of (1) anxiety; (2) depression; (3) attention deficit hyperactivity disorder (ADHD); (4) insomnia; and (5) arthritis or chronical pain (5,000,000 in aggregate)(each a “Study”, collectively, the “Studies”, and each successful study, a “Successful Study”); and (b) such number of Series C Preferred Stock as equals 3,000,000 multiplied by a fraction, the numerator of which is the number of Successful Studies and denominator of which is five, which shares are issuable upon completion of the last of the Studies. The right of Powell to earn any of the Series C Preferred Stock shares ends upon termination of the Powell Agreement.

Powell entered into a Trading Agreement in connection with the entry into the Powell Agreement, which restricts Powell’s ability to transfer or sell any of the Series C Preferred Stock (and any shares of common stock issuable upon conversion thereof), until April 22, 2025, provided that between April 22, 2023, and April 22, 2025, Powell may sell, on any trading day, not more than 5% of the average daily aggregate trading volume of the Company’s common stock over the preceding 30 day rolling period, subject to certain other requirements.

Epic Independent Contractor Agreement

On May 18, 2021, the Company entered into an Independent Contractor Agreement with Epic Medical Research (“Epic” and the “Epic Agreement”).  Pursuant to the Epic Agreement we engaged Epic, as an independent contractor, to act as the principal investigator of the Company’s products related to the Powell Agreement, while performing clinical research, including obtaining informed consent of patients, implementation of study procedures, product dispensing, evaluations of patient compliance with study requirements, and preparations of required study documents. The Epic Agreement has a term of one year, subject to certain termination rights described in greater detail in the agreement. The Epic Agreement contains customary confidentiality, indemnification and arbitration provisions, and representations of Epic. In consideration for Epic agreeing to provide services under the agreement, the Company agreed to issue Epic up to 500,000 shares of Series C Preferred Stock, which have the terms described below under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year”, of which 250,000 shares are earned and due upon completion of the five Studies, and with 250,000 shares of Series C Preferred Stock earned upon the start of the first Study.

* * * * *

The foregoing descriptions of the Powell Agreement, Trading Agreement, and Epic Agreement, are not complete and are qualified in their entirety by the Powell Agreement, Trading Agreement, Lease, and Epic Agreement, attached as Exhibits 10.1, 10.2, and 10.3, hereto, respectively, and incorporated in this Item 1.01 by reference in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K under the headings “Powell Independent Contractor Agreement” and “Epic Independent Contractor Agreement”, relating to the Powell Agreement and the Epic Agreement, including the obligation of the Company under certain circumstances to issue shares of Series C Preferred Stock to Powell and Epic thereunder, is incorporated by reference into this Item 3.02. We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the offer of the Series C Preferred Stock shares and plan to claim a similar exemption for the issuance of such Series C Preferred Stock shares, since the foregoing issuances did not/will not involve a public offering, the recipients are “accredited investors”, and the recipients acquired/will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

In the event the maximum number of shares of Series C Preferred Stock are issued to Powell and Epic, an aggregate of 8.5 million shares of Series C Preferred Stock would be issued, and the maximum number of shares of common stock convertible upon conversion thereof (which currently convert into common stock on a one-for-one basis), would be 8.5 million shares of common stock.

In the event the maximum number of shares of Series B Preferred Stock were issued pursuant to the terms of the Employment Agreement, discussed in Item 5.03, below, a maximum of 2,000,000 shares of Series B Preferred Stock would be issued, and the maximum number of shares of common stock convertible upon conversion thereof (which currently convert into common stock on a one-for-one basis), would be 2 million shares of common stock.

Item 3.03	Material Modification to Rights of Security Holders.

The descriptions of the Series B Convertible Preferred Stock and Series B Designation and Series C Convertible Preferred Stock and Series C Designation set forth in Item 5.03 of this Current Report on Form 8-K are incorporated by reference in this Item 3.03 in their entirety by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2021, the Company designated two new series of preferred stock, Series B Convertible Preferred Stock (the “Series B Preferred Stock” and the certificate of designation setting forth the rights thereof, the “Series B Designation”) of the Company and Series C Convertible Preferred Stock (the certificate of designation setting forth the rights thereof, the “Series C Designation”) of the Company. The Series B Preferred Stock and Series C Preferred Stock and Series B Designation and Series C Designation are described in greater detail below.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 26, 2021, on January 11, 2021, the Company entered into an Employment Agreement with Duane Drinkwine, Ph.D., effective February 1, 2021 (the “Employment Agreement”). As additional consideration under the agreement, we agreed that Dr. Drinkwine could earn up to 2,000,000 shares of a to-be designated series of preferred stock of the Company. A total of 500,000 shares of the new preferred stock would be due on the six-month anniversary of the effective date, and 500,000 shares of new preferred stock will be due thereafter on each anniversary date of the effective date (until a total of 2 million shares are issued), subject to Dr. Drinkwine’s continued service to the Company. However, if Dr. Drinkwine’s employment is terminated for cause prior to the second anniversary of the agreement, all shares previously earned are forfeited. Any shares of common stock issuable upon conversion of the new preferred stock shares are subject to a trading restriction, which prohibits Dr. Drinkwine from trading such shares until January 1, 2023, and from not trading more than 5% of the average daily trading volume of the Company’s common stock from January 2, 2023 to October 31, 2025, subject to certain exceptions. The Series B Preferred Stock was designated as the ‘to-be designated’ preferred stock discussed under the Employment Agreement.

Series B Convertible Preferred Stock

The Series B Designation, which was approved by the Board of Directors of the Company on May 28, 2021, and filed by the Company with the Secretary of State of Nevada on May 28, 2021 (and effective the same date), designated 2,000,000 shares of Series B Preferred Stock, $0.001 par value per share. The Series B Preferred Stock has the following rights:

Dividend Rights. The Series B Preferred Stock does not accrue any dividends, provided that the holders of Series B Preferred Stock are entitled to such dividends paid and distributions made to the holders of common stock in cash, to the same extent as if such holders had converted the Series B Preferred Stock into common stock at the Conversion Rate (described below under “Conversion Rights”)(without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference. The Series B Designation provides that the Series B Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series B Preferred Stock, pari passu with the holders of the common stock, Series A Preferred Stock and Series C Preferred Stock, an amount equal to the Liquidation Preference per share of Series B Preferred Stock. The “Liquidation Preference” per share of the Series B Preferred Stock is equal to $0.80 per share.

Conversion Rights. Each share of Series B Preferred Stock is automatically converted into common stock of the Company on a one-for-one basis (subject to customary adjustments for stock splits, stock dividends and recapitalizations affecting the Company’s common stock and Series B Preferred Stock)(the “Conversion Rate”), on January 11, 2023, the second anniversary of the effective date of the Employment Agreement.

Voting Rights. The Series B Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of holders holding a majority of the then aggregate shares of Series B Preferred Stock:

(a)  Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b)  Re-issuing any shares of Series B Preferred Stock converted pursuant to the terms of the Series B Designation;

(c)  Issuing any shares of Series B Preferred Stock other than pursuant to the Purchase Agreement;

(d)  Altering or changing the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(e)  Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series B Preferred Stock does not have any redemption rights.

Series C Convertible Preferred Stock

The Series C Designation, which was approved by the Board of Directors of the Company on May 28, 2021, and filed by the Company with the Secretary of State of Nevada on May 28, 2021 (and effective the same date), designated 8,500,000 shares of Series C Preferred Stock, $0.001 par value per share. The Series C Preferred Stock has the following rights:

Dividend Rights. The Series C Preferred Stock does not accrue any dividends, provided that the holders of Series C Preferred Stock are entitled to such dividends paid and distributions made to the holders of common stock in cash, to the same extent as if such holders had converted the Series C Preferred Stock into common stock at the Conversion Rate (described below under “Conversion Rights”)(without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference. The Series C Designation provides that the Series C Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock, Series A Preferred Stock and Series B Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series C Preferred Stock, pari passu with the holders of the common stock, Series A Preferred Stock and Series B Preferred Stock, an amount equal to the Liquidation Preference per share of Series C Preferred Stock. The “Liquidation Preference” per share of the Series C Preferred Stock is equal to $0.80 per share.

Conversion Rights. Each share of Series C Preferred Stock is automatically converted into common stock of the Company on a one-for-one basis (subject to customary adjustments for stock splits, stock dividends and recapitalizations affecting the Company’s common stock and Series C Preferred Stock)(the “Conversion Rate”), on April 22, 2023, the second anniversary of the Powell Agreement.

Voting Rights. The Series C Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of holders holding a majority of the then aggregate shares of Series C Preferred Stock:

(a)  Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;

(b)  Re-issuing any shares of Series C Preferred Stock converted pursuant to the terms of the Series C Designation;

(c)  Issuing any shares of Series C Preferred Stock other than pursuant to the Purchase Agreement;

(d)  Altering or changing the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series; or

(e)  Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series C Preferred Stock does not have any redemption rights.

* * * * *

The foregoing descriptions of the Series B Preferred Stock and Series B Designation and Series C Preferred Stock and Series C Designation, do not purport to be complete and are qualified in their entirety by reference to the Series B Designation and the Series C Designation, copies of which are incorporated by reference as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated in this Item 5.03 in their entirety by reference.

Item 7.01	Regulation FD Disclosure.

On June 2, 2021, the Company issued a press release announcing the planned filing of an Investigational New Drug Application. A copy of the press releases is attached hereto as Exhibit 99.1. The press release attached to this Form 8-K as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The press release attached as Exhibit 99.1 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing or document.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include the ability of the Company to satisfy certain conditions to closing the Offering on a timely basis or at all, as well as other risks described in the section entitled “Risk Factors” and elsewhere in our Transition Report on Form 10-K filed with the SEC on March 16, 2021 and in our other filings with the Securities and Exchange Commission (SEC), including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 8.01	Other Events.

Effective on May 1, 2021, the Company relocated its principal executive office to the following address:

Rapid Therapeutic Science Laboratories, Inc.

15800 Dooley Road, Suite 200

Addison, Texas 75001

The Company’s phone number will remain (800) 497-6059.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The following Exhibits are filed herewith:

Exhibit Number	Description of Exhibit
3.1*

Certificate of Designation of Rapid Therapeutic Science Laboratories, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock as filed with the Secretary of State of Nevada on May 28, 2021

3.2*

Certificate of Designation of Rapid Therapeutic Science Laboratories, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock as filed with the Secretary of State of Nevada on May 28, 2021

10.1*	Independent Contractor Agreement dated April 22, 2021, by and between We the 23, LLC, and Rapid Therapeutic Science Laboratories, Inc.
10.2*	Trading Agreement dated April 22, 2021, between We the 23, LLC and Rapid Therapeutic Science Laboratories, Inc.
10.3*	Independent Contractor Agreement dated May 18, 2021, by and between Epic Medical Research, and Rapid Therapeutic Science Laboratories, Inc.
10.4**	Press Release dated June 2, 2021

*Filed herewith.

** Furnished herewith.

+Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Rapid Therapeutic Science Laboratories, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: June 2, 2021

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer